Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.53 PER SHARE AND REAFFIRMS ADJUSTED EARNINGS GUIDANCE OF $1.63 TO $1.66 PER SHARE

JACKSON, Mich., April 25, 2013 – CMS Energy announced today reported net income of $144 million, or $0.53 per share, for the first quarter of 2013, compared to reported net income of $67 million, or $0.25 per share, for the same quarter of 2012.

The company’s first quarter net income was $144 million, or $0.53 per share (adjusted and reported) compared to adjusted (non-Generally Accepted Accounting Principles) net income of $97 million, or $0.37 per share, for the same quarter in 2012.

CMS Energy reaffirmed its guidance for 2013 adjusted earnings of $1.63 to $1.66 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. The company’s reported earnings could vary from adjusted earnings because of several factors, such as legacy issues associated with prior asset sales and regulatory items from prior years. Because of those uncertainties, the company isn’t providing reported earnings guidance.

The company’s first quarter results reflect the effects of colder-than-normal weather which sharply increased natural gas deliveries, compared to much warmer first quarter weather in 2012.

The company also reported that it recently received credit rating upgrades from Moody’s and Standard & Poor’s for CMS Energy and Consumers Energy. This action moved CMS Energy’s long-term debt rating to investment grade for the first time in company history.

John Russell, CMS Energy’s president and chief executive officer, said that CMS Energy’s principal subsidiary, Consumers Energy, is helping to create jobs in Michigan through its plans to invest about $7 billion in its operations through 2017.

“Working with the State of Michigan, we’re helping to create jobs by investing in renewable energy, environmental quality, energy efficiency, energy reliability and our natural gas and electric infrastructure. We’re seeing improvements in Michigan’s economy and we’re pleased that our investments are having a positive impact. At the same time, we continue to work hard to hold down our operating costs while creating customer value,” Russell said.

Russell noted Consumers Energy’s leadership participation in Pure Michigan Business Connect (PMBC), an initiative developed by the Michigan Economic Development Corporation. The company has signed $600 million in multi-year contracts with other Michigan businesses as part of its PMBC commitment. These contracts are in addition to the $2.4 billion a year that Consumers Energy now spends with Michigan companies.

Russell said that the company is reducing its operating costs through previous initiatives on workforce restructuring and benefit plans, and ongoing productivity improvements. He noted the company’s long-term plan calls for holding average base rate increases for its 2.9 million customers at or below the rate of inflation for the next five years.

“We’re constantly looking for ways to ensure the safety, reliability and affordability of service to customers,” said Russell. The company recently reduced natural gas fuel prices by about 15 percent, to the lowest level in a decade. This allows the company, as part of its long-term plan, to increase investments to strengthen and expand its natural gas system. The company plans to invest $160 million over the next five years on new gas customers who elect to switch from other fuel sources.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. Certain of these items have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2013. The company is not able to estimate the impact of these matters and is not providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2012.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Debra McIntyre-Dodd, 517/545-8711

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (In Millions, Except Per Share Amounts)
	First Quarter (Unaudited)
	2013	2012

Operating Revenue	$1,979	$1,743

Operating Expenses	1,650	1,555

Operating Income	$329	$188

Other Income	8	9

Interest Charges	98	99

Income before Income Taxes	$239	$98

Income Tax Expense	95	38

Income from Continuing Operations	$144	$60

Income from Discontinued Operations	—	7

Net Income Available to Common Stockholders	$144	$67

Income Per Share
Basic	$0.55	$0.26
Diluted	0.53	0.25

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	March 31 2013	December 31 2012
	(Unaudited)
Assets
Cash and cash equivalents	$586	$93
Restricted cash and cash equivalents	29	29
Other current assets	1,913	2,300

Total current assets	$2,528	$2,422
Plant, property and equipment	11,667	11,551
Other non-current assets	3,074	3,158

Total Assets	$17,269	$17,131

Liabilities and Equity
Current liabilities	$913	$1,146
Non-current liabilities	5,384	5,233
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,989	6,854
Non-recourse debt and finance leases	511	527

Total debt and capital and finance leases	7,500	7,381
Noncontrolling interests	44	44
Common stockholders’ equity	3,306	3,194

Total capitalization	$10,850	$10,619
Securitization debt	122	133

Total Liabilities and Equity	$17,269	$17,131

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Quarter (Unaudited)
	2013	2012

Beginning of Period Cash	$93	$161

Cash provided by operating activities	$725	$635
Cash used in investing activities	(293)	(313)

Cash flow from operating and investing activities	$432	$322
Cash provided by (used in) financing activities	61	(125)

Total Cash Flow	$493	$197

End of Period Cash	$586	$358

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	First Quarter (Unaudited)
	2013	2012

Net Income Available to Common Stockholders	$144	$67

Reconciling Items:
Discontinued Operations Income	—	(7)

Electric Decoupling Court Order	—	36

Restructuring Costs	—	1

Adjusted Net Income - Non-GAAP Basis	$144	$97

Average Number of Common Shares Outstanding
Basic	264	256
Diluted	271	267

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.55	$0.26

Reconciling Items:
Discontinued Operations Income	—	(0.03)

Electric Decoupling Court Order	—	0.14

Restructuring Costs	—	0.01

Adjusted Net Income - Non-GAAP Basis	$0.55	$0.38

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.53	$0.25

Reconciling Items:
Discontinued Operations Income	—	(0.03)

Electric Decoupling Court Order	—	0.14

Restructuring Costs	—	0.01

Adjusted Net Income - Non-GAAP Basis	$0.53	$0.37

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.